EXHIBIT 99.1
                      Freeport-McMoRan Inc.
                      New Orleans, Louisiana

Confidential

July 25, 1997

Robert E. Fowler, Jr.
President and Chief Executive Officer
IMC Global Inc.
2100 Sanders Road
Northbrook, IL  60062-6146

Dear Bob:

     Attached is a term sheet setting forth the principal terms and conditions of our proposal for a stock merger (the "Merger") of Freeport-McMoRan Inc. and IMC Global Inc. If you indicate your acceptance of the attached term sheet by executing in the space provided below, this letter, together with the term sheet, will constitute the mutual nonbinding statement of the intention of Freeport-McMoRan Inc. and IMC Global Inc. to effect the Merger.

     There will be a period commencing on the date that this letter has been executed by you and ending on August 31, 1997, during which (i) each of the parties will complete its due diligence and evaluation of the other party and
(ii) the parties will use their reasonable good faith efforts to negotiate a mutually acceptable definitive agreement to effect the Merger. Except for the obligations set forth in the foregoing sentence, neither this letter nor the term sheet shall be deemed to be a binding agreement of the parties nor shall such instruments create any legal obligation on behalf of Freeport-McMoRan Inc., IMC Global Inc. or any of their respective representatives. Any such agreement shall be created solely by a written, executed and delivered definitive agreement.

     Please confirm your acceptance of our proposal by executing two copies of this letter and returning a fully executed copy to Freeport-McMoRan Inc. We would intend to mutually publicly announce the proposed transaction immediately thereafter. It is our expectation that the parties would enter into a definitive agreement within one month after your execution and return of this letter, that the necessary stockholders meetings will be held as soon as practicable thereafter and that the closing will take place as soon as practicable after such meetings.

                                   Freeport-McMoRan Inc.

                                       /s/Rene L. Latiolais
                                   -------------------------
                                   By:    Rene L. Latiolais
Agreed and Accepted
this 25 day of July, 1997

IMC Global Inc.

  /s/ Robert E. Fowler, Jr.
By:   Robert E. Fowler, Jr.

Attachment
                              PROPOSAL
      OF MERGER OF FREEPORT-MCMORAN INC. AND IMC GLOBAL INC.
                       SUMMARY OF KEY TERMS
                            JULY 1997


Basic Transaction:            A stock-for-stock non-taxable merger (the
                              "Merger") of Freeport-McMoRan Inc. with IMC
                              Global Inc. (or one of its subsidiaries) in a transaction accounted for as a purchase.
                              IMC Global Inc. will be the surviving
                              public company.  Freeport-McMoRan Inc.
                              shareholders will receive 0.90 share of IMC
                              Global Inc. for each Freeport-McMoRan Inc.
                              share (the "Exchange Ratio"). In addition, for each Freeport-McMoRan Inc. share there will be issued a warrant entitling the holder to acquire one-third share of IMC
                              Global Inc. at an exercise price equal to $44.50 per share. Such warrants will expire on the third anniversary of the Merger. IMC Global Inc. will use its reasonable good faith efforts to list the warrants on the NYSE. In addition, prior to consummation of the Merger, the Freeport
                              McMoRan Resource Partners, Limited
                              Partnership sulphur and Main Pass oil
                              business, as well as IMC Global Inc.'s
                              interests in the Main Pass 299 Joint
                              Ventures, will be contributed to a newly formed subsidiary (Newco) of Freeport
                              McMoRan Resource Partners, Limited
                              Partnership, with the shares of Newco to be distributed to Freeport McMoRan Resource
                              Partners, Limited Partnership public
                              unitholders and Freeport-McMoRan Inc.
                              shareholders.  No consideration will be
                              paid to IMC Global Inc. for the
                              contribution of its Main Pass 299 Joint
                              Ventures interest to Newco.

Board Governance:             The Board of IMC Global Inc. will be increased by
                              three and James Robert Moffett, Rene L. Latiolais and one current member of the Freeport-McMoRan
                              Inc. Board selected by it will join the IMC
                              Global Inc. Board.

Management:                   At discretion of IMC Global Inc. Board, James
                              Robert Moffett and Rene L. Latiolais will retire from Freeport-McMoRan Inc. and receive benefits established by existing plans.


Management Stock Options
and Bonuses:                  1997 Freeport-McMoRan Inc. management
                              bonuses under existing plans will be
                              protected. Value of stock options will be preserved but transferred to IMC Global
                              Inc. stock.  The value of Freeport-McMoRan
                              Inc.'s current long-term performance
                              incentive plan will be preserved.
                              Severance and other employee termination costs of Freeport-McMoRan Inc. employees will not be borne, directly or indirectly, by Freeport-McMoRan Inc., IMC Global Inc.
                              or Freeport McMoRan Resource Partners,
                              Limited Partnership.

Freeport-McMoRan Inc./Freeport
McMoRan Resource Partners,
Limited Partnership G&A Savings:   Current 1997 Freeport-McMoRan Inc./Freeport
                                   McMoRan Resource Partners, Limited
                                   Partnership G&A level is approximately
                                   $40.5 million, not including IMC Global
                                   Inc. allocations of approximately $18
                                   million.  Prior to closing, Freeport-McMoRan
                                   Inc./Freeport McMoRan Resource
                                   Partners, Limited Partnership will effect future savings of G&A in the following approximate amounts through absorption by
                                   Newco, the new Sulphur/Main Pass oil
                                   entity, employee severances, termination of administrative services agreements with FM
                                   Services Co. and Termination or expiration of other Freeport-McMoRan Inc. commitments:

                      1998   1999   2000   2001   2002   2003   2004
                     ------ ------ ------ ------ ------ ------ ------
                                     (in millions)
                      $33    34.5    36    37.5   38.5   38.5   40.5

                         IMC Global Inc. will be required to incur costs for administering Freeport McMoRan Resource Partners, Limited Partnership, which now total approximately $1.5 million annually.

Confidentiality:              Standard confidentiality terms.

"Deal Protection Provisions": Conventional mutual no shop provisions with fiduciary outs to be included in definitive agreement.

Other Contractual Provisions: Conventional representations & warranties, covenants and conditions appropriate for public company mergers to be included in definitive agreement. Covenants applicable between signing of a definitive agreement and closing of the transaction will preclude out-of-the-ordinary-course transactions such as acquisitions.

Other:                        Exclusive and confidential negotiation
                              period until August 31.  Due diligence
                              subject to mutual confidentiality
                              agreements. Transaction subject to: (i) the negotiation, Board approval, execution and delivery of a definitive merger agreement; (ii) approval by Freeport-McMoRan Inc. and IMC Global Inc. stockholders; (iii) the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodin Act and receipt of any necessary regulatory and third party consents and approvals and (iv) satisfaction or waiver of other closing conditions specified in the written agreement.

Proposed Timetable:           Consistent with that prepared by IMC Global
                              Inc. in September 1996, subject to possible adjustment to accommodate distribution of
                              Newco.